SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                               September 25, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Tech Laboratories, Inc.
                            -------------------------
             (Exact name of Registrant as specified in its charter)


          New Jersey                   000-27592             22-1436279
 -------------------------------      -----------          ----------------
 (State or other jurisdiction of      (Commission          (I.R.S. Employee
  incorporation or organization)       File No.)            I.D. Number)

                               955 Belmont Avenue
                         North Haledon, New Jersey 07508
      --------------------------------------------------- ----------------
                Address of principal executive offices (Zip Code)



                                 (973) 427-5333
                                ----------------
              (Registrant's telephone number, including area code)






ITEM 5. OTHER EVENTS.

        Tech Laboratories, Inc. (the "Company") issued a press release on October 24, 2003, announcing that it had entered into a Security Agreement and Collateral Agent Agreement dated September 25, 2003 (the "Security Agreement "), pursuant to which it obtained a waiver and thereby cured the existing Event of Default under its outstanding 6.5% convertible promissory notes with the Lenders set forth in such notes ("Lenders". In consideration for the waiver and cure of the Event of Default existing under the notes, the Company agreed to grant the Lenders a security interest in the Company's inventory ("Collateral"). The Company and the Lenders agreed that as additional consideration for the grant of the security interest in the Collateral that:

(a) If within 180 days from the date of this Agreement ("Calculation Date") there remains outstanding on the Notes less than $500,000 of principal and interest in the aggregate (such amount being outstanding vis-a-vis each Lender in the same proportion as the amount of principal and interest outstanding on the date of this Agreement ["Proportionate Amount"]), then the Lenders will release the security interest in the Collateral upon written certification accordingly from the Company's certified public accountant to the Lenders. In the event the Company has paid within six months from the date of this Agreement to each Lender, such Lender's Proportionate Amount of $250,000, then the Calculation Date shall be extended until one year from the date of this Agreement.

(b) The Notes are prepayable without the consent of the Lenders provided such prepayments are made in the Lenders Proportionate Amounts. No prepayments may be made in connection with amounts of principal or interest for which Conversion Notices (as defined in the Notes) have been given. Provided the Company makes payments to Lenders of not less than $100,000 in the aggregate per payment, then the Company will receive a credit against outstanding principal and interest equal to one hundred and thirty-three percent (133%) of the amount of each such payments.

(c) Provided an Event of Default (as defined in Section 9 of the Security Agreement) has not occurred, then the Lenders agree not to convert the Notes for ninety (90) days after the date of this Agreement.

(d) Provided an Event of Default (as defined in Section 9 of this Agreement) does not occur, then the Lenders waive liquidated damages under the Subscription Agreement and default interest under the Notes accrued as of the date of this Agreement.

(e) The Company agrees that all the Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants issued pursuant to the Subscription Agreement may be resold without restriction pursuant to Rule 144(k) under the Securities Act of 1933. Provided the Company issues such shares without the legends set forth in Sections 1(e), 1(f) and 1(g) of the Subscription Agreement within five days after request by a Lender, then the Lenders waive liquidated damages accrued as of the date of this Agreement arising from the occurrence of a Non-Registration Event.

(f) If an Event of Default occurs, then the Lenders shall be restored to their position status quo ante this Agreement in relation to all liquidated damages, default interest, and other damages and penalties which will be reinstated.

(c) EXHIBITS.

10.1     Security Agreement dated September 25, 2003 between the
         Company and Barbara Mittman, as collateral agent for the Lenders.

10.2 Collateral Agent Agreement dated September 25, 2003 between Barbara Mittman and the Lenders.

99.1     Press Release dated October 24, 2003.




                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Tech Laboratories, Inc.

Date: October 27, 2003
                                             By: /s/ Bernard Ciongoli
                                                --------------------------------
                                                Bernard M. Ciongoli, President